Exhibit 5.1

[LETTERHEAD]

March 2, 2004

Cornerstone Bancshares, Inc.
5319 Highway 153
Chattanooga, Tennessee 37343

  Re:
  Registration Statement on Form S-8

Ladies and Gentlemen:

        This opinion is given in connection with the filing by Cornerstone Bancshares, Inc., a Tennessee corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of 515,000 shares (the "Shares") of common stock, $1.00 par value, of the Company, to be offered and sold by the Company pursuant to the following Plans:

  •
  Cornerstone Bancshares, Inc. Long-Term Incentive Plan
  •
  Cornerstone Banchares, Inc. Statutory-Nonstatutory Stock Option Plan
  •
  Cornerstone Bancshares, Inc. 2004 Non-Employee Director Compensation Plan

        We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the shares to be issued pursuant to the Plans as we have deemed necessary and advisable. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to this opinion, we have relied upon certificates or representations of Company official s and of appropriate governmental officials.

        We express no opinion as to mattes under or involving the laws of any jurisdiction other than the corporate law of the State of Tennessee.

        Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

  1.
  The Shares have been duly authorized; and

  2.
  Upon the issuance and delivery of the Shares and payment therefore as provided in the Plans and as contemplated by the Registration Statement, the Shares will be legally and validly issues, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ MILLER & MARTIN PLLC MILLER & MARTIN PLLC